Exhibit 24.1

FOREST CITY REALTY TRUST, INC.
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Forest City Realty Trust, Inc., a Maryland corporation, with offices at Terminal Tower, 50 Public Square, Cleveland, Ohio 44114, which proposes to file with the Securities and Exchange Commission (i) a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering of securities issuable upon exchange of Class A Common Units of Forest City Master Associates III, LLC (the “Registration Statement”), and (ii) a post-effective amendment to the registration statement on Form S-3 (File No. 333-147201) under the Securities Act to deregister the shares of Class A common stock of Forest City Enterprises, Inc. issuable upon exchange of Class A Common Units of Forest City Master Associates III, LLC remaining under the registration statement (the “Post-Effective Amendment”) hereby constitutes and appoints Robert G. O’Brien, Executive Vice President and Chief Financial Officer, and Geralyn M. Presti, Executive Vice President, General Counsel and Secretary, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such Registration Statement and Post-Effective Amendment; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration or deregistration, as applicable, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
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IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 4th day of January, 2016.

Signature	Title

/s/ Charles A. Ratner	Chairman of the Board and Director
Charles A. Ratner

/s/ David J. LaRue	President, Chief Executive Officer and Director
David J. LaRue	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer
Robert G. O’Brien	(Principal Financial Officer)

/s/ Charles D. Obert	Senior Vice President—Corporate Controller
Charles D. Obert	Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah Ratner Salzberg	Executive Vice President and Director
Deborah Ratner Salzberg

/s/ Brian J. Ratner	Executive Vice President and Director
Brian J. Ratner

/s/ Bruce C. Ratner	Executive Vice President and Director
Bruce C. Ratner

/s/ Ronald A. Ratner	Executive Vice President and Director
Ronald A. Ratner

/s/ Arthur F. Anton	Director
Arthur F. Anton

/s/ Kenneth J. Bacon	Director
Kenneth J. Bacon

/s/ Scott S. Cowen	Director
Scott S. Cowen

/s/ Christine Detrick	Director
Christine Detrick

/s/ Michael P. Esposito, Jr.	Director
Michael P. Esposito, Jr.

/s/ Deborah L. Harmon	Director
Deborah L. Harmon

/s/ Stan Ross	Director
Stan Ross